                                                                 Exhibit T3A-32.

                                   CERTIFICATE

                                 STATE OF OREGON

                        OFFICE OF THE SECRETARY OF STATE
                              Corporation Division

I, BILL BRADBURY, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:

                      That the attached Document File for:

                            COVANTA MARION LAND CORP.

                    is a true copy of the original documents
                     that have been filed with this office.

                                    In Testimony Whereof, I have hereunto set my hand and affixed hereto the Seal of the State of Oregon.

                                    BILL BRADBURY, Secretary of State

                                    By /s/ Marilyn R. Smith
                                    --------------------------------------------
                                    Marilyn R. Smith
                                    February 25, 2004

                                                                 Exhibit T3A-32.

                  Come visit us on the internet at http://www.fiIinginoregon.com
                               FAX (503) 378-4381

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

                                                                 Exhibit T3A-32.

                            ARTICLES OF INCORPORATION
                           OF OGDEN MARION LAND CORP.

                  The undersigned natural person of the age of eighteen years or more, acting as incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of this corporation is

                             OGDEN MARION LAND CORP.

and its duration shall be perpetual.

                                   ARTICLE II

                  The purposes for which the corporation is organized are:

                  To engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

                                   ARTICLE III

         The aggregate number of shares which the corporation shall have authority to issue is 1000 shares of common stock, without par value.

                                   ARTICLE IV

                  The address of the initial registered office of the corporation and the mailing address to which the Corporation Commissioner may mail notices as required by the: Oregon Business Corporation Act is 111 S.W. Fifth Avenue, Portland, Oregon 97204, and the name of its initial registered agent at such address is Richard A. Cantlin. Notices to the corporation from the Oregon Corporation Commissioner may be sent to 111 S.W. Fifth Avenue, Suite 3500, Portland, Oregon 97204.

                                    ARTICLE V

The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

                                                                 Exhibit T3A-32.

    Name                         Address
    ----                         -------
David L. Sokol          140 East Ridgewood Avenue
                        Paramus, NJ 07652

Maria P. Monet          277 Park Avenue
                        New York, NY  10172

James M. Russo          277 Park Avenue
                        New York, NY  10172

                 ARTICLE VI

The name and address of the incorporator is:

  Name                               Address
  ----                               -------
David Wu                111 S.W. Fifth Avenue, Suite 3500
                        Portland, Oregon  97204

                                   ARTICLE VII

                  No shareholder of the corporation Shall, by reason of his holding shares of any class, have any preemptive or preferential rights to purchase or subscribe to any shares of the corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized (whether or not the issuance of any such shares or such notes, debentures, bonds or other securities Would adversely affect the dividend or voting rights of such shareholder) other than such rights, if any, as the board of directors in its discretion from time to time may grant and at such price as the board of directors may fix; and the board of directors may issue shares of the corporation or any notes, debentures, bonds or other securities, convertible into or carrying options or warrants to purchase shares without offering any such shares, either in whole or in part, to the existing shareholders.

                                  ARTICLE VIII

                  The corporation shall indemnify its officers and directors to the full extent permissible under applicable law.

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

                                                                 Exhibit T3A-32.

                  I, the undersigned incorporator, declare under penalties of perjury that I have examined the foregoing and to best of my knowledge and belief, it is true, correct and complete.

                                         /s/ David Wu
                                         ---------------------------------------
                                         David Wu

Dated September 15, 1986

                                                                 Exhibit T3A-32.

                              ARTICLES OF AMENDMENT
                              ACTION OF SHAREHOLDER
                           OF OGDEN MARION LAND CORP.

                  Ogden Marion Land Corp., an Oregon corporation, hereby adopts the following articles of amendment pursuant to ORS 57.355 et seq.

                  1. The name of the corporation, which is not changed by this amendment, is Ogden Marion Land Corp. The corporation's Corporation Division Registry Number is 04641684.

                  2. Article III of the heretofore existing articles of incorporation is hereby deleted and a new Article III in the form attached as Exhibit A hereto is hereby substituted therefore.

                  3. The amendment was adopted by the shareholder of the corporation on November 1, 1986.

                  4. The corporation has outstanding 1,000 shares of common stock, all of which were entitled to vote upon the amendment as a single class, and 1,000 shares voted for the amendment, and none voted against.

                  5. The amendment does not effect an exchange, reclassification, or cancellation of issued shares or a change in stated capital.

                  The undersigned officers of Ogden Marion Land Corp. hereby certify under penalty of perjury that they have examined the foregoing articles of amendment and to the best of their knowledge and belief, the articles of amendment are true, correct, and complete.

Dated November 1, 1986

                                              /s/ Maria P. Monet
                                              ----------------------------------
                                              Maria P. Monet
                                              Vice President

                                              /s/ Martin N. Hausman
                                              ----------------------------------
                                              Martin N. Hausman
                                              Assistant Secretary

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

                                                                 Exhibit T3A-32.

Person to contact regarding this filing:

                                    John J. DeMott
                                    1ll S.W. Fifth Avenue
                                    Portland, Oregon 97204
                                    (503) 224--5858

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

                                                                 Exhibit T3A-32.

                                   ARTICLE III

                  The aggregate number of shares which the corporation shall have authority to issue is 1,300, of which 300 shares shall be Cumulative Preferred Stock, $1,000 par value and 1,000 shares shall be Common Stock, without par value. The preferences, limitations and relative rights of each class of such shares shall be as follows:

                      Section A. Cumulative Preferred Stock

                  This Section A sets forth a description of the Cumulative Preferred Stock and a statement of the preferences, limitations and relative rights in respect of the shares of the Cumulative Preferred Stock.

                 Subsection 1. Dividends on Cumulative Preferred
                             Stock and Junior Stock.

                  The holders of the Cumulative Preferred Stock shall be entitled to receive, when and as declared by the board of directors out of assets of the corporation legally available for dividends, cumulative cash dividends at, but not exceeding, the following described annual rate. The annual rate of dividend per share payable on the Cumulative Preferred Stock shall be $45 or, if greater for any calendar year for which a dividend is payable (other than a year in which such share of Cumulative Preferred Stock is not outstanding for the entire year), an amount equal to one sixth of one percent of the total rent payable for such year under Article III of the Ground Lease dated as of November 1, 1986, between the corporation and Ogden Martin Systems of Marion, Inc., as presently in effect. The amount of rent so paid for any year may be conclusively determined by a certificate of the corporation's independent certified public accountants. In any calendar year in which a share of Cumulative Preferred Stock is not outstanding during the entire year (i.e., a year in which the share of Cumulative Preferred Stock is issued or is redeemed) the dividend rate for such share shall be an amount equal to the product of $45 multiplied by a fraction, the numerator of which shall be the number of days such share is outstanding during such year and the denominator shall be the number of days in such year. Dividends with respect to any calendar year shall be paid on the first day of March of the following year. Such dividends on the Cumulative Preferred Stock shall be payable before any dividend on any junior stock (which term shall mean the Common Stock of the corporation and any other class of stock of the corporation hereafter authorized

                                                                 Exhibit T3A-32.

ranking junior to the Cumulative Preferred Stock as to dividends or assets) shall be paid, or set aside for payment. Dividends on the Cumulative Preferred Stock shall be cumulative from the date of issue thereof. Arrearages in the payment of dividends shall not bear interest.

                  In case dividends are not paid in full, the shares of the Cumulative Preferred Stock shall share ratably in the payment of dividends, including accruals, if any, in proportion to the sums which would be payable on said shares if all dividends were declared and paid in full.

                  As long as any of the Cumulative Preferred Stock remains outstanding, no dividend whatever shall be paid or declared on any junior stock, nor shall any distribution be made on any junior stock, other than a dividend payable in junior stocks, nor shall any shares of any junior stock be acquired for a consideration by the corporation:

                           (a) unless all dividends on the Cumulative Preferred Stock for all past dividend periods shall have been paid or in the case of the immediately preceding dividend period shall have been declared and a sum sufficient for the payment thereof set apart; and

                           (b) unless, if at any time the corporation is obligated to redeem shares of the Cumulative Preferred Stock, the amount payable upon redemption shall have been paid or set aside for payment.

                  Subject to the foregoing provisions, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on any junior stock from time to time out of the remaining funds of the corporation legally available for the payment of dividends, and the cumulative Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

         Subsection 2. Redemption.

                  The corporation, at the option of the board of directors, may redeem at any time on or after January 1, 1997, all but not less than all the shares of the Cumulative Preferred Stock then outstanding at a redemption price equal to the par

                                                                 Exhibit T3A-32.

value thereof, together with an amount equal to the dividends accrued thereon to the date of redemption.

                  Notice of any redemption of Cumulative Preferred Stock shall be given by the corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the Cumulative Preferred Stock to be redeemed at their respective addresses appearing on the books of the corporation, and the time of mailing such notice shall be deemed to be the time of delivery thereof.

                  At any time after notice of redemption has been so given, the corporation may, on a date specified in the notice of redemption, deposit with a bank or trust company, named in such notice, doing business in the City of Portland, Oregon, and having capital, surplus and undivided profits of at least $5,000,000, the moneys necessary for such redemption, in trust, for the accounts of the holders of the shares to be redeemed. Upon such deposit, or, if no such deposit is made, upon the date of redemption (unless the corporation shall default in payment of the moneys necessary for such redemption), all shares with respect to which such notice of redemption was given shall cease to be outstanding for any purpose, whether or not the certificates for such shares shall have been surrendered for cancellation, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of the certificates for such shares to receive the amount payable upon the redemption thereof, without interest, from said bank or trust company, or from the corporation, if no such deposit is made, and the right to exercise, on or before the date of redemption, any unexpired privilege of conversion.

                  Any funds so deposited by the corporation and unclaimed at the end of one year from the date of redemption shall be repaid to the corporation upon its request, after which the holders of the shares so called for redemption shall look only to the corporation for payment thereof. Any interest on funds so deposited shall belong to the corporation and shall be paid to it from time to time.

         Subsection 3. Amounts Payable on Liquidation or Dissolution.

In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of the Cumulative Preferred Stock then outstanding shall be entitled to receive in cash out of the assets of the

                                                                 Exhibit T3A-32.

corporation, before any distribution or payment shall be made to the holders of any junior stock, an amount equal to the then applicable redemption price plus in respect of each such share an amount equal to the unpaid dividends accrued thereon to the date fixed for such payment; provided that, if such assets available for tbe.ho1dexsof the Cumulative Preferred Stock then outstanding shall be less than the total amount all such holders would be so entitled to receive if all such preferential amount or amounts and dividends were paid in full, then the corporation shall, in lieu of making such payments in full to the holders of the Cumulative Preferred Stock then outstanding, make payments to the holders of the Cumulative Preferred Stock then outstanding (in proportion to the respective amounts which would be payable on account of such liquidation, dissolution or winding up if all such payments were paid in full) of an aggregate amount equal to such assets so available. If such payment shall have been made in full to the holders of the Cumulative Preferred Stock on voluntary or involuntary liquidation, dissolution or winding up (or deposited to their accounts in a bank or trust company doing business in the City of Portland, Oregon, and having capital, surplus and undivided profits of at least $5,000,000 so as to be, and continue to be, available for such holders), the remaining assets of the corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in accordance with their respective holdings. For the purposes of this Subsection 3, a consolidation or merger of the corporation with any other corporation shall be deemed, as such, to constitute a liquidation, dissolution or winding up of the corporation, but any reorganization of the corporation required by any court or administrative body in order to comply with any provision of law shall be deemed to be involuntary liquidation, dissolution or winding up of the corporation unless the preferences, limitations and relative rights in respect of the Cumulative Preferred Stock are not adversely affected by such reorganization.

         Subsection 4. Status of Redeemed and Purchased Shares.

                  Except as otherwise required by law, all shares of the Cumulative Preferred Stock redeemed, purchased, or otherwise acquired by the corporation, shall be retired and shall not be reissued. The corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the authorized amount of the Cumulative Preferred Stock accordingly.

         Subsection 5. Voting Rights.

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

                                                                 Exhibit T3A-32.

                  Except as otherwise required by law, the Cumulative Preferred Stock shall have no voting rights.

                             Section B. Common Stock

                  Except for and subject to those rights expressly granted in Section A of this Article III to the holders of the Cumulative Preferred Stock, or except as may be provided by the laws of Oregon, the holders of the Common Stock shall have all other rights of shareholders, including, but not by way of limitation: (1) voting power for all purposes and the right to all notices of meetings or of other corporate actions, (2) the right to receive dividends when and as declared by the board of directors out of assets legally available therefore, and (3) in the event of any distribution of assets upon liquidation, dissolution or winding up of the corporation or otherwise, the right to receive all of the assets of the corporation remaining after payment to the holders of the Cumulative Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the corporation, ass provided in Section A of this Article III.

                                                                 Exhibit T3A-32.

State of Oregon   Phone: (503) 986-2200            Articles of Amendment -
                         Fax: (503) 378-4381    Business/Professional/Nonprofit
                         Secretary of State     Check the appropriate box below:
                         Corporation Division            For office use only
                         225 Capitol St. NE, Suite 151
                         Salem, OR  97310-1327

                                     X BUSINESS/PROFESSIONAL CORPORATION
                                       (Complete only 1, 2, 3, 4, 6, 7)
                                       NONPROFIT CORPORATION (Complete
                                       only 1, 2, 3, 5, 6, 7)

Registry No. 046416-84
Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink

         1)       Name of Corporation Prior to Amendment: OGDEN MARION LAND
                  CORP.

         2) State the Article Number(s) and set forth the Article(s) as it is amended to read. (Attach a separate sheet if necessary) Article First is amended to read: First: The name of the corporation is COVANTA MARION LAND CORP.

         3) The Amendment was Adopted On: February 28, 2001 (If more than one amendment was adopted, identify the date of adoption of each amendment.)

                  BUSINESS/PROFESIONAL CORPORATION ONLY
         4)       Check the Appropriate Statement

         X Shareholder action was required to adopt the amendment(s). The vote was as follows:

    Class or series of shares                Common
Number of shares outstanding                 1,000
Number of votes entitled to be cast          1,000
Number of votes cast FOR                       100%
Number of votes cast AGAINST                     0

         Shareholder action was not required to adopt the amendment(s). The amendments were adopted by the board of directors without shareholder action.

         The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

5)       Check the Appropriate Statement

         Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

         Membership approval was required. The membership vote was as follows:
         Class(es) entitled to vote
         Number of members entitled to vote
         Number of votes entitled to be cast
         Number of votes cast FOR
         Number of votes cast AGAINST

                                                                 Exhibit T3A-32.

6)       Execution

         Printed Name                       Signature                         Title

         Patricia Collins              /s/ Patricia Collins               Asst. Secretary___
         -----------------------       -------------------------          ---------------------

7)       Contact Name                                     Elva Shipkowski (CSC)
         Daytime Phone Number - Including Area Code       302-636-5401 ext. 3216


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